EXHIBIT 23.2





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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this registration statement on Form SB-2 of our report dated December 19, 2007 relating to the financial statements of Gas Salvage Corp. for the period ended October 31, 2007.


JOHN KINROSS-KENNEDY, CPA

Irvine, California
January 2, 2008